Exhibit 99.1

                       NEWS RELEASE

HECLA ANNOUNCES APPOINTMENT OF LINDSAY HALL AS

SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

FOR IMMEDIATE RELEASE

June 14, 2016

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced that Lindsay Hall has accepted the position of Senior Vice President and Chief Financial Officer of the Company, following the retirement of James Sabala.

“Lindsay has had key leadership roles in the U.S. and Canada, in mining and other industries,” said Phillips S. Baker, Jr., Hecla’s President and Chief Executive Officer. “We are pleased that he has chosen to join us at a time when Hecla is at its strongest - most reserves and production in our history – and as we continue to adopt new technologies to improve our productivity and extend mine life, and acquire new high-quality properties.”

Lindsay is a chartered accountant with over 37 years of experience. Recently, he was Executive Vice President and Chief Financial Officer of Goldcorp Inc. and prior to that held senior financial positions at Duke Energy Corporation.

“I am excited to join Hecla, with its long history of operational excellence and significant growth over the last few years,” said Lindsay Hall. “With the strength of its mines and balance sheet, I believe Hecla is well positioned to continue to grow and provide strong shareholder returns.”

About Hecla

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in six world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

For further information, please contact:

Mike Westerlund

Vice President - Investor Relations

800-HECLA91 (800-432-5291)

hmc-info@hecla-mining.com

Cautionary Note Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts, such as anticipated production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.